                                                                    EXHIBIT 4.02

             SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        This Second Amended and Restated Investors' Rights Agreement ("RIGHTS AGREEMENT") is entered into as of October 14, 1999 by and between Neoforma.com, Inc., a Delaware corporation (the "COMPANY"), the current investors listed on Exhibit A (the "CURRENT INVESTORS") and the purchasers of shares of the Company's Series E Preferred Stock and Series E-1 Preferred Stock (the "SERIES E/E-1 SHARES") listed on Exhibit A as the "NEW INVESTORS" (the Current Investors and the New Investors, collectively, the "INVESTORS") and all shares of Preferred Stock held by the Investors are referred to herein as the "SHARES".

        A. Pursuant to the Amended and Restated Investors' Rights Agreement, dated as of February 19, 1999, by and between the Company and the Current Investors (the "PRIOR RIGHTS AGREEMENT"), the Current Investors were granted certain information, registration and first refusal rights.

        B. The New Investors and the Company have entered into a Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT") of even date with this Agreement, pursuant to which the New Investors have agreed to purchase the Series E/E-1 Shares. The Purchase Agreement provides that, as a condition to the New Investors' acquisition of the Series E/E-1 Shares thereunder, the Company will enter into this Agreement and the New Investors will be granted the rights of Investors herein.

        C. The Company and the undersigned Current Investors desire to enter into this Agreement in order to amend, restate and replace their rights and obligations under the Prior Rights Agreement with the rights and obligations set forth in this Agreement. Section 7.1 of the Prior Rights Agreement provides that the Prior Rights Agreement may be amended by the written consent of the Company and the holders of a majority of the "REGISTRABLE SECURITIES" (as defined in Section 1.6 of the Prior Rights Agreement) and the undersigned parties to this Agreement hold a majority of such Registrable Securities.

        1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

               1.1 "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

               1.2 "HOLDER" shall mean each Investor holding Registrable Securities or securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Agreement have been transferred in accordance with Section 4.9 hereof.




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               1.3 "INITIATING HOLDERS" shall mean any Holder or Holders who in the aggregate hold at least 75% of the Registrable Securities or any Holder or Holders who in the aggregate hold at least 60% of the Series E Registrable Securities.

               1.4 "PREFERRED STOCK" shall mean all issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock.

               1.5 The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

               1.6 "REGISTRABLE SECURITIES" means shares of Common Stock of the Company (i) issued or issuable upon conversion of the Preferred Stock (the "CONVERSION STOCK") and (ii) issued or issuable with respect to, or in exchange for or in replacement of the Conversion Stock or (iii) issued or issuable with respect to, or in exchange for or in replacement of other securities convertible into or exercisable for Preferred Stock upon any stock split, stock dividend, recapitalization, or similar event, excluding: (A) any shares of Common Stock that have been sold to or through a broker, dealer, market maker or underwriter in a public distribution or a public securities transaction or redeemed by the Company in accordance with its Certificate of Incorporation,
 (B) any shares of Common Stock of the Company (or Preferred Stock or other securities convertible or exercisable therefor) that have been sold in violation of this Agreement, and (C) when all shares of Common Stock of the Company (or Preferred Stock or other securities convertible or exchangeable therefor) described in clause (i), (ii) or (iii) of this Section 1.6 held by a Holder can, in the opinion of counsel to the Company, be sold by such Holder in a three-month period without registration under the Securities Act pursuant to Rule 144.

               1.7 "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 4.1,
 4.2 and 4.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursement of one counsel to the Holders, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

               1.8 "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof.

               1.9 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.



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               1.10 "EXCHANGE ACT" shall mean the Securities Exchange Act of
1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               1.11 "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the securities registered by the Holders.

               1.12 "SERIES E REGISTRABLE SECURITIES" means the shares of Common Stock (i) issued or issuable upon conversion of the Series E Preferred Stock or Series E-1 Preferred Stock (ii) issued or issuable with respect to, or in exchange for or in replacement of such Common Stock or (iii) issued or issuable with respect to, or in exchange for or in replacement of other securities convertible into or exercisable for such Preferred Stock upon any stock split, stock dividend, recapitalization, or similar event.

               1.13 "AFFILIATE" means with regard to a particular person or entity, another person or entity which controls, is controlled by or is under common control with such person or entity, including in the case of an Investor, persons and entities under common management with such Investor investments in Registrable Securities.

               1.14 "QUALIFIED IPO" has the meaning ascribed to it in the Company's Certificate of Incorporation as in force at the particular time in question.

        2.     Transferability.

               2.1 Restrictions on Transferability. The Shares and the Registrable Securities shall not be sold, assigned, transferred or pledged (except those existing or proposed pledges disclosed to the Company prior to the date of this Agreement) except upon the conditions specified in this
 Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investors will cause any proposed purchaser, assignee, transferee, or pledgee of the Shares or the Registrable Securities held by the Investors to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

               2.2 Restrictive Legend. Each certificate representing (i) the Shares, (ii) the Registrable Securities and (iii) any other securities issued in respect of the Shares or the Registrable Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE



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                ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN
                ACCORDANCE WITH RULE 144 OR SIMILAR RULE.

                THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS, INCLUDING TRANSFERABILITY AND VOTING, AS SET FORTH IN THE INVESTORS RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY.

               The Investors and Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Shares or the Registrable Securities in order to implement the restrictions on transfer established in this Section 2.

               2.3 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Restricted Securities by an Investor which is a partnership to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, (iii) a transfer to an Affiliate, an affiliated fund, partnership or Company, which is not a competitor of the Company, subject to compliance with applicable securities laws, or (iv) transfers in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such Rule), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied by either of the following, at such holder's expense: (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and in the reasonable opinion of the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

               2.4 Removal of Restrictions on Transfer of Securities. Any legend referred to in Section 2.2 hereof stamped on a certificate evidencing (i) the Shares, (ii) the Registrable Securities or (iii) any other securities issued in respect of the Shares or the Registrable Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event and the stock transfer instructions and record notations with respect to such security shall be removed



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and the Company shall issue a certificate without such legend to the holder of such security if such security is registered under the Securities Act, or if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such security may be made without registration under the Securities Act or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such security can be sold pursuant to Section (k) of Rule 144 under the Securities Act.

        3.     Information Rights.

               3.1 Delivery of Financial Statements. The Company shall deliver to each Investor which holds, together with its affiliates (including venture capital fund affiliates), assignees and/or transferees an aggregate of at least 250,000 shares of Preferred Stock or an equivalent amount of Registrable Securities issued on conversion thereof (or any combination thereof) or at least 215,000 shares of Series E Preferred Stock or Series E-1 Preferred Stock or an equivalent amount of Registrable Securities issued on conversion thereof (or any combination thereof):

                    (a) as soon as practicable, but in any event within ninety
(90) days after the end of each fiscal year of the Company commencing with the fiscal year ending December 31, 1999, a balance sheet, and statements of operations and cash flow for such fiscal year. Such year-end financial reports shall be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                    (b) within thirty (30) days of the end of each quarter (other than the quarter, the end of which coincides with the end of the fiscal year), an unaudited statement of operations and cash flows and consolidated balance sheet for and as of the end of such quarter, in reasonable detail (including comparisons to the operating budget) and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes;

                    (c) within thirty (30) days prior to the end of each fiscal year, an operating budget approved by the Board of Directors and forecasting the Company's revenues, expenses and cash position on a month-to-month basis for the next fiscal year and any other budgets or revised budgets prepared by the Company;

                    (d) such other information relating to the financial condition, business, prospects or corporate affairs as such person may from time to time request, provided, however, that the Company shall not be obligated to provide information which it deems in good faith to be proprietary; and

                    (e) to holders of 215,000 shares of Series E Preferred Stock or Series E-1 Preferred Stock or an equivalent amount of Registrable Securities issued on conversion



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thereof, within 30 days after the end of each month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of operations and of cash flows of the Company for such month and for the current fiscal year to the end of such month, accompanied by a detailed executive summary of the activities of the Company during such month, signed by the Company's chief financial officer.

The foregoing financial statements shall be prepared on a consolidated basis, if the Company then has any subsidiaries. The financial statements delivered pursuant to Section 3.1(b) shall be accompanied by a certificate of the treasurer or chief financial officer of the Company stating that such statements have been prepared in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes, and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby.

               3.2 Assignment of Rights to Financial Information. The rights granted pursuant to Section 3.1 may be assigned or otherwise conveyed by the Investor or Investors or by any subsequent transferee in connection with transfers of Registrable Securities hereunder to: (i) an investor who acquires at least 250,000 shares of Preferred Stock (or 215,000 shares of Series E Preferred Stock or Series E-1 Preferred Stock) or an equivalent amount of Registrable Securities (or a combination thereof), but not if such acquiror is a competitor of the Company, as reasonably determined by the Board of Directors of the Company excluding any director with an interest in such transferee; or (ii) to any of the following who hold or acquire at least 250,000 shares of Preferred Stock (or 215,000 shares of Series E Preferred Stock or Series E-1 Preferred Stock) or an equivalent amount of Registrable Securities (or a combination thereof): (A) a subsidiary, parent, partner, limited partner, retired partner, shareholder or Affiliate of an Investor; or (B) to a transferee which is a Holder's family member or trust for the benefit of such Holder. In the event of a transfer of rights, each such transferor shall provide written notice of such assignment or conveyance to the Company.

               3.3 Confidential Information. Each recipient of such information relating to the financial condition, business, prospects or corporate affairs of the corporation acknowledges that all such information is confidential information and that the release or disclosure of such information would materially and adversely effect the corporation. As such, each recipient represents and warrants that he, she or it, and/or any affiliate of such recipient, shall hold in trust and maintain the confidential nature of all such information. As used in this Section 3.3, "confidential information" shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by recipient or its agents in violation hereof, (ii) was within recipient's possession prior to its being furnished to recipient by or on behalf of the Company, provided that the source of such information was not known by recipient to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information or (iii) becomes available to recipient on a non-confidential basis from a source other than the Company or any of its agents, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information.



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               3.4 Affirmative Covenants. Unless otherwise determined by the
Board of Directors (with a majority of outside directors concurring), the Company shall use reasonable best efforts to at all times:

                      (i) maintain in full force and effect all leases, permits and other rights material to the operation of the business of the Company;

                      (ii) maintain its corporate existence and its business and maintain all properties that are reasonably necessary for the conduct of its business, now or hereafter owned by it, in good repair, working order and condition, reasonable wear and tear excepted, and make any replacements of properties necessary for the successful operation of its business;

                      (iii) maintain on all insurable properties now or hereafter owned by it insurance against loss or damage by fire or other casualty to the extent customary with respect to similar properties of companies conducting business similar to that conducted by it, and to maintain public liability and workers' compensation insurance covering it to the extent customary with respect to companies conducting business similar to the business conducted by the Company;

                      (iv) comply in all material respects with all material contracts, permits or other agreements or instruments to which it is now or hereafter a party or by which it or any of its properties and assets are now or hereafter bound, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves have been established on its books with respect thereto in accordance with GAAP;

                      (v) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its respective properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies that if unpaid might by law become a lien or other encumbrance upon any of its respective properties, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its respective books with respect thereto;

                      (vi) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which could reasonably be expected to have a material adverse effect on its financial condition, operating results or business prospects;

                      (vii) maintain proper books of record and account that fairly represent its financial condition and results of operations and make provisions on its financial



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        statements for all such proper reserves as in each case are required in accordance with GAAP; and

                      (viii) obtain the unanimous approval of the Board of Directors prior to hiring any family member of the Company's officers, directors or employees.

               3.5 Reservation of Shares. The Company shall at all times reserve out of its authorized but unissued capital stock a sufficient number of shares of Common Stock for issuance upon the conversion of the shares of Series E and Series E-1 Preferred Stock.

               3.6 Qualified Small Business Stock. The Company shall comply with any applicable filing or reporting requirements imposed under the Code on issuers of Qualified Small Business Stock so long as any Shares may qualify as Qualified Small Business Stock. Without limiting the foregoing, the Company shall submit to its stockholders (including the Investors) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder. In addition, within ten days after written request therefor by any Investor, the Company shall deliver to such Investor a written statement indicating whether such Investor's interest in the Company constitutes Qualified Small Business Stock. For the purposes of this Agreement, "Qualified Small Business Stock" means "qualified small business stock," as defined in Section 1202(c) of the Code.

               3.7 Termination of Information Rights. The obligation of the Company to provide the information set forth above in Section 3.1 shall terminate as to all Investors upon the earlier to occur of (i) the initial closing of the Company's initial public offering of its securities pursuant to a registration statement filed by the Company under the Securities Act or (ii) if other than in connection with an initial public offering of the Company's securities, the date on which the Company becomes subject to the periodic reporting requirements of the Exchange Act.

               3.8. Directors and Officers Liability Insurance. Within 30 days after the date hereof, the Company will apply for and use its best efforts to obtain and maintain in force with a financially sound and reputable insurer a directors, officers and corporate liability insurance policy having limits of liability not less than $2,000,000 and providing coverage acceptable to the Board of Directors.

        4.     Registration Rights.

               4.1 Requested Registration.

                    (a) Requested Registration. If the Company shall receive from the Initiating Holders a written request that the Company file a registration statement for at least 75% of the Registrable Securities, or at least 60% of the Series E Registrable Securities, and in either such case the aggregate gross proceeds of which registration would equal or exceed $20,000,000 (any such notice, an "INITIATION NOTICE"), then the Company will:

                         (i) within ten days of the receipt by the Company of
the Initiation Notice, give written notice of the proposed registration, qualification or compliance to


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all other Holders (the notice in this Section 4.1(a)(i) and in Section
4.2(a)(i), each called the "REGISTRATION NOTICE"); and

                         (ii) use its best efforts to effect, as soon as
practicable and in any event within ninety (90) days after receipt of the Initiation Notice, such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of the Registration Notice from the Company;

        Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 4.1:

                            (1) Prior to the earlier of (i) the date six (6)
months following the effective date of the Company's first registered public offering of its stock, pursuant to a firm commitment underwritten offering or
(ii) December 31, 2002, or in the case of a registration requested with respect to at least 60% of the Series E Registrable Securities, prior to the earlier of
(i) the date six (6) months following the effective date of any registered public offering of the Company's securities, pursuant to a firm commitment underwritten offering or (ii) September 30, 2001.

                            (2) In any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

                            (3) During the period starting with the date sixty
(60) days prior to the Company's estimated date of filing of any registration statement for the securities of the Company, and ending (except as provided below) on the date six (6) months immediately following the effective date of any registration statement pertaining to securities of the Company (except that with respect to the Company's first registered public offering of its stock and registrations requested other than by the holders of 60% of the Series E Registrable Securities the period shall not end until the date which is twelve
(12) months following the effective date of such registration statement), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective, and, provided, further, that the standstill period in this clause (3) shall not apply to a registration regarding a transaction described in subsection (a) of Rule 145 as promulgated under the Securities Act ("RULE 145") or with respect to securities issued or issuable under an employee benefit plan or other similar plan or agreement;



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

                            (4) After the Company has effected two (2) such
registrations pursuant to this Section 4.1(a) as to Registrable Securities and two (2) such registrations as to Series E Registrable Securities and such registrations have been declared or ordered effective;

                            (5) If the Company shall furnish to such Holders a
certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 4.1 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve (12) month period.

                    (b) Underwriting. The Company shall have the right to select one or more underwriters to manage a registration under Section 4.1, subject to the approval of the holders of a majority of the Registrable Securities requesting registration, which will not be unreasonably withheld, conditioned or delayed. If the registration described in the Registration Notice is a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the Registration Notice. In such event, the right of any Holder to registration pursuant to Section 4.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. The Company will not include in any registration under Section 4.1 any securities other than Registrable Securities and securities to be registered for offering and sale on behalf of the Company without the prior written consent of the holders of a majority of the Registrable Securities requesting registration. If the managing underwriter(s) advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities in such offering, exceeds the number of Registrable Securities and other securities, if any, that can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration, the Company will include in such registration, prior to the inclusion of any securities that are not Registrable Securities, the number of Registrable Securities requested to be included that in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the number of Registrable Securities that each such holder has requested the Company to include in such registration.

               If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to one hundred eighty (180) days



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

after the effective date of such registration, or such other shorter period of time as the underwriters may require.

               4.2    Company Registration.

                    (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration with respect to securities issued or to be issued in an employee benefit plan or other similar plan or agreement, (ii) a registration relating solely to a transaction described in Rule 145 transaction, (iii) a registration on any form which does not permit registration of securities of the Company for secondary sales or (iv) a registration pursuant to Section 4.1 hereof, the Company will:

                         (i) promptly give to each Holder the Registration
Notice; and

                         (ii) include in such registration (and any related
qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten (10) days after receipt of the Registration Notice from the Company, by any Holder.

                    (b) Underwriting. If the registration described in the Registration Notice is a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the Registration Notice. In such event, the right of any Holder to registration pursuant to Section 4.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 4.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten and all shares of any other selling stockholders (other than Holders of Registrable Securities) have first been excluded from such registration, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting; provided, however, that no such reduction shall reduce the number of Registrable Securities (other than Series E Registrable Securities) included in the registration below fifteen percent (15%) of the total amount of securities included in such registration ("AVAILABLE 15% SHARES"); provided, further, that no such reduction shall reduce the number of shares of Series E Registrable Securities included in the registration below twelve percent (12%) of the total amount of securities included in such registration ("AVAILABLE 12% SHARES"), unless in each case such offering is the first registered public offering of the Company's stock and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities may be excluded if the underwriters make the determination described above; provided, further that for purposes of allocating the number of Registrable Securities (other than Series E Registrable Securities) that may be included in the aggregate number of Registrable Securities (other than Series E Registrable Securities) constituting the Available 15% Shares, the registration and underwriting shall be allocated such that each Holder is allowed to include in the registration and underwriting the portion of the Available 15% Shares as is equal to (x) the number of Registrable Securities (other than Series E Registrable Securities) which such Holder timely proposed to include in such registration to (y) the number of Registrable Securities (other than Series E Registrable Securities) which all Holders thereof timely proposed to include in such registration; provided, further that for purposes of allocating the number of shares of Series E Registrable Securities that may be included in the aggregate number of shares of Series E Registrable Securities constituting the Available 12% Shares, the registration and underwriting shall be allocated such that each Holder is allowed to include in the registration and underwriting the portion of the Available 12% Shares as is equal to (x) the number of shares of Series E Registrable Securities which such Holder timely proposed to include in such registration to (y) the number of Series E Registrable Securities which all Holders thereof timely proposed to include in such registration. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated to individual Holders timely requesting participation in such registration under Section 4.2(a), (i) so that, as nearly as practicable, the participation of each such Holder in the number of shares made available to the Holders by the underwriters is, subject to the proceeding sentence, in proportion to (x) the number of Registrable Securities which such Holder timely proposed to include in such registration to (y) the number of Registrable Securities which all Holders timely proposed to include in such registration, or (ii) in such other manner as shall be agreed to by the Company and such Holders of the Registrable Securities proposed to be included in such registration; provided, however, that the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities subject to registration rights are first entirely excluded from such underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

        If any Holder or holder disapproves of the terms of any such underwriting, such Holder or holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Registrable Securities and/or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one-hundred (180) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

                    (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 4.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4.4 hereof.

               4.3    Registration on Form S-3.

                    (a) If the holders of at least one percent (1%) of the Registrable Securities then outstanding or any holder of Series E Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3 or any similar short form registration statement), for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which would equal or exceed $1,000,000 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering (or such successor or similar form), the Company shall use its best efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than three (3) registrations (which have been declared effective) pursuant to this Section 4.3 or more than one such registration in any twelve (12) month period. The provisions of Section 4.1(b) shall be applicable to each registration initiated under this Section 4.3.

                    (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 4.3: (i) in any particular jurisdiction in which the Company would be required to qualify to do business or execute a general consent to service of process in effecting such registration, qualification or compliance; (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, or an offering with respect to securities issue are issuable under an employee benefit plan or other similar plan or agreement); (iii) during the period starting with the date ninety (90) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to securities issued or issuable with respect to an employee benefit plan or similar plan or arrangement), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder; provided, however, that the Company shall not exercise such right more than once in any twelve (12) month period.

               4.4 Expenses of Registration. All Registration Expenses incurred in connection with all registrations pursuant to Section 4.2, in connection with the first four demand registrations under Section 4.1, the first two demand registrations under Section 4.1 as to which Holders of 60% of the Series E Registrable Securities are the initiating Holders, and in connection with the first three (3) S-3 registrations under Section 4.3 (as well as the three (3) first registrations under Section 4.3 requested by any holder of Series E Registrable Securities shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata with the Company and among each other on the basis of the number of shares so registered. Notwithstanding the foregoing sentence, if a registration proceeding begun pursuant to Section 4.1 or 4.3 is subsequently withdrawn by the Holders, either (a) if Holders of all of the Registrable Securities to have been registered agree, then the Holders of the Registrable Securities to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of shares to have been registered, or (b) if all such Holders do not agree, then the Holders will forfeit their right to one registration pursuant to such section, and the Company shall bear such Registration Expenses. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, of which the Company had received notice prior to the time of the request, then the Holders shall not be required to pay any of said Registration Expenses or to forfeit the right to one demand registration or S-3 registration, as the case may be, and the Company shall pay the same.

               4.5 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 4, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                    (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the earlier time that the distribution described in the Registration Statement has been completed, provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                    (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                    (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

                    (d) Furnish, at the request of any Holder requesting registration of Registrable Securities on the date such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 4, (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                    (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such U.S. jurisdiction as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therein or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

                    (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                    (h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified.

                    (i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                    (j) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

                    (k) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                    (l) permit any holder of Registrable Securities that might be deemed, in the sole and exclusive judgment of such holder, to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, that in the reasonable judgment of such holder and its counsel and the Company's counsel should be included; and

                    (m) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable efforts promptly to obtain the withdrawal of such order.

If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if, in the sole and exclusive judgment of such holder, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require
(a) the inclusion in such registration statement of language, in form and substance reasonably satisfactory to such holder, to the effect that the holding of such securities by such holder is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

               4.6    Indemnification.

                    (a) The Company will indemnify each Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Act and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any of the following (each a "VIOLATION"):

                         (i) any untrue statement (or alleged untrue statement)
                of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or

                         (ii) any omission (or alleged omission) to state
                therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or

                         (iii) any violation or alleged violation by the Company
                of the Securities Act, the Exchange Act or any federal or state law applicable to the Company in connection with any such registration, qualification or compliance;

and the Company will reimburse each such Holder, each of its officers, directors, partners, and legal counsel and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such expense claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or action arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein, and provided further, that the indemnity agreement contained in this
Section 4.6(a) shall not apply to amounts paid in settlement of any such expense, claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

                    (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, and legal counsel, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, partners and legal counsel and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any Violation that is contained in written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use in such registration, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such expense, claim, loss, damage, liability or action. Notwithstanding the foregoing, the liability of each Holder under this Section 4.6(b) shall be limited in an amount equal to the net proceeds received by such Holder of Registrable Securities sold as contemplated herein, provided, however, that the indemnity agreement contained in this Section 4.6(b) shall not apply to amounts paid in settlement of any such expense loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

                    (c) Each party entitled to indemnification under this
Section 4.6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the

"INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided, further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or as to which such parties assert separate and different defenses but shall bear the expense of such defense nevertheless.

                    (d) If the indemnification provided for in this Section 4.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any expense, loss, liability, claim, damage, or action referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such expense, loss, liability, claim, damage, or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such expense, loss, liability, claim, damage, or action as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge and access to information. Notwithstanding the foregoing, in no event shall the contribution by a Holder under this Section 4.6(d) exceed the net proceeds from the offering received by such Holder, unless such Holder's liability resulted from willful misconduct by such Holder and no person guilty of fraudulent misrepresentation under Section 11(f) of the Securities Act shall be entitled to contribution from a person who was not guilty of such fraudulent misrepresentation.

                    (e) The obligations of the Company and Holders under this
Section 4.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 4, and otherwise.

                4.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as shall be required in connection with any registration, qualification or compliance referred to in this Section 4.

                4.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the

Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                    (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended.

                    (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

                    (c) Furnish to the Investor, so long as such Investor owns any Restricted Securities, forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time later than ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

                    (d) Take such actions as are necessary to enable the Holders to utilize Form S-3 pursuant to Section 4.3 for the sale of Registrable Securities.

                4.9 Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 4.1, 4.2 and 4.3 may be assigned by a Holder to (i) a transferee or assignee who acquires at least (or after such transfer will hold an aggregate of) 250,000 Registrable Securities (or 215,000 shares of Series E Registrable Securities), (ii) to another Holder of Registrable Securities who already possesses registration rights, (iii) to a transferee or assignee of Registrable Securities acquiring 10% or more of the outstanding stock of the Company, (iv) to a transferee of Registrable Securities which is a subsidiary, parent, partner, limited partner, retired partner, shareholder or Affiliate of a Holder; or (v) to a transferee of Registrable Securities who is a Holder's family member or which is a trust for the benefit of such Holder; provided, however, the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

                4.10 Standoff Agreement. Each Holder who holds one percent (1%) or more of Registrable Securities agrees, in connection with the Company's initial public offering of the

Company's securities, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities: (i) not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities or any interest therein or in any other securities of the Company owned by such Holder on the effective date of the registration statement for such offering (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters; provided, that the officers, directors and one percent (1%) security holders of the Company who own stock of the Company also agree to such restrictions and (ii) to execute any agreement reflecting such Holder's undertaking in clause (i) of this Section 4.10 as may be requested by the underwriters at the time of the initial public offering.

                4.11 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 4 after the earlier of (i) five (5) years following the initial closing of a Qualified IPO which results in the conversion of the Preferred Stock into Common Stock in accordance with the Company's Amended and Restated Certificate of Incorporation as in effect at the time of the offering; or (ii) the time when all Registrable Securities held by such Holder can, in the opinion of counsel to the Company, be sold by a Holder in a three-month period without registration under the Securities Act pursuant to Rule 144.

                4.12 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that grants registration rights that are inconsistent with or violate the rights granted to the holders of Registrable Securities in this Agreement. Notwithstanding anything to the contrary herein, the Company may grant registration rights in connection with bank financings, lease lines, corporate partnering transactions, business acquisitions of or by the Company or to entities with which the Company has a business relationship, provided (a) such grant is not motivated primarily by equity financing needs and (b) such grant is approved by the Board of Directors (with the director appointed by the Series E Registrable Securities concurring). Persons granted registration rights pursuant to the preceding sentence may become parties to part 4 of this Agreement with the consent of the Company.

                4.13 Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities for the purpose of materially and adversely affecting the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement, provided that this
Section 4.13 shall not apply to actions or changes with respect to the Company's business, balance sheet, earnings or revenue or with respect to equity, debt or acquisition transactions involving the Company.

        5.      Investors' Right of First Offer

                5.1 Right of First Offer Upon Issuances of Securities by the Company.

                    (a) The Company hereby grants, on the terms set forth in this Section 5.1, to each Investor and/or its affiliates who holds at least 250,000 Registrable Securities (other than Series E Registrable Securities) or at least 215,000 shares of Series E Registrable Securities, the right of first offer to purchase all or any part of such Investor's Pro Rata Share of the New Securities (as defined in Section 5.1(b)) which the Company may, from time to time, propose to sell and issue, provided, however, that no Investor shall have any right to purchase any New Securities if such Holder does not, to the Company's reasonable satisfaction, demonstrate that such Holder is at the time of such proposed issuance of New Securities, an "accredited investor" as such term is defined in Regulation D under the Securities Act. The Investors may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. For purposes of this right of first offer, "PRO RATA SHARE" of each Investor is (except as set forth in paragraph 5.1(e) below) the ratio of (x) the total number of shares of Common Stock held by such Investor, including any shares of Common Stock into which shares of Preferred Stock held by such Investor are convertible, to (y) the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities (including any shares of Common Stock into which outstanding shares of Preferred Stock are convertible).

                    (b) "NEW SECURITIES" shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; excluding (i) the Shares purchased under the Purchase Agreement or the Conversion Stock thereof, (ii) securities offered pursuant to an initial public offering, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization as approved by the Board of Directors, (iv) all shares of Common Stock or other securities hereafter issued or issuable to officers, directors, employees, scientific advisors or consultants of the Company pursuant to any employee or consultant stock offering, plan or arrangement approved by the Board of Directors of the Company, (v) all shares of Common Stock or other securities hereafter issued in connection with or as consideration for acquisition or licensing of technology approved by the Board of Directors, (vi) all shares of Common Stock issuable upon conversion of the Preferred Stock, (vii) all shares of Common Stock or other securities issued in connection with bank loans, equipment leasing or equipment financing arrangements, as approved by the Board of Directors, and (viii) all securities of the Company issued or issuable upon exercise of warrants to acquire the Company's capital stock outstanding on the date of this Agreement.

                    (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give to the Investors written notice (the "NOTICE") of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, and a statement as to the number of days from receipt of such Notice within which the Investors must respond to such Notice. The Investors shall have twenty
(20) days from the date of receipt of the Notice to purchase any or all of such New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed, in each case, such Investor's Pro Rata Share) and forwarding payment for such New Securities to the Company if immediate payment is required by such terms.

                    (d) In the event the Investors fail to exercise in full the right of first offer within said twenty (20) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from date of said agreement) to sell the New Securities with respect to which the Investors' rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or thereafter sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided in this Section 5.1.

                    (e) The right of first offer granted under this Section 5.1 shall expire upon:

                         (i) the date upon which a registration statement filed
by the Company under the Securities Act (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) in connection with a Qualified IPO first becomes effective and any securities registered thereunder are sold; or

                         (ii) for each Investor and/or its affiliates, the date
on which such Investor no longer holds 250,000 Registrable Securities (or 215,000 Series E Registrable Securities).

                    (f) The right of first offer granted under this Section 5.1 is assignable by the Investors to any transferee who holds, after the transfer, 250,000 Registrable Securities (or 215,000 Series E Registrable Securities).

        6.      Voting Agreement.

                6.1 Agreement to Vote. Each of the Holders, and their transferees or assigns, hereby agree to vote the shares now or hereinafter owned by the Holders, and their transferees or assigns, whether beneficially or otherwise, at any regular or special meeting of the stockholders of the Company, or in lieu of such meeting to give their written consent, as provided in this
Section 6.

               6.2    Voting Events.

                    (a) Combined Director(s). In the event of a vacancy on the Board of Directors of any seat or seats reserved for directors who are to be elected by a vote of the Common Stock and Preferred Stock, voting together on an as converted basis, pursuant to Article FIVE, Section 4(c) of the Company's Amended and Restated Certificate of Incorporation (each, a "COMBINED DIRECTOR" and collectively, the "COMBINED DIRECTORS"), the Holders and their permitted transferees or assigns agree to vote their shares to fill such vacancy with the nominee or nominees, as the case may be, designated by unanimous approval of the members of the Company's Board of Directors other than the Combined Directors then in office. The Company agrees not to issue, or agree to issue, stock or other voting securities, to any person or entity who would as a result of such issuance become a Holder unless such person or entity agrees to and becomes a party to the provisions of this Section 6. Notwithstanding the foregoing, if either (i) both Combined Directors, elected pursuant to the terms of this
Section 6(a), are still duly elected and qualified as directors of the Company, at the time of another vacancy and such vacancy is to be filled by the Common Stock and Preferred Stock, voting together on an as converted basis or (b) the Board of Directors cannot unanimously agree on a nominee, then such vacancy shall not be subject to the provisions of this Section 6(a) and such vacancy shall be governed solely by the terms of Article FIVE, Section 4(c) of the Company's Amended and Restated Certificate of Incorporation, and the provisions of the Delaware General Corporations Law.

                    (b) Series C or Series D Directors. In the event of a vacancy on the Board of Directors of the one (1) seat reserved for the director who is to be elected by a vote of the Series C Preferred Stock ("SERIES C STOCK") voting as a separate series or the one (1) seat reserved for the director who is to be elected by a vote of the Series D Preferred Stock ("SERIES D STOCK") voting as a separate series, pursuant to Article FIVE, Section 4(c) of the Company's Amended and Restated Certificate of Incorporation (the "SERIES C DIRECTOR" or "SERIES D DIRECTOR"), the holders of Series C Stock or Series D Stock, as the case may be, and their permitted transferees or assigns shall vote their Series C Stock or Series D Stock to fill such vacancy with the nominee designated by Venrock Associates and/or its affiliated funds ("VENROCK") for the Series C Director or Delphi Ventures and/or its affiliated funds ("Delphi") for the Series D Director; provided, however, that in the event that Delphi no longer holds a minimum of 20% of the outstanding shares of Series D Stock issued pursuant to the Series D Stock Purchase Agreement, dated as of February 19, 1999 between the Company and certain Current Investors who were purchasers of Series D Stock thereunder, the holders of a majority of the outstanding shares of Series D Stock shall nominate the Series D Director. Venrock or Delphi, as the case may be, may remove its designated director at any time and from time to time, with or without cause (subject to the Bylaws of the Company as in effect from time to time and applicable law), in their sole discretion, and, after written notice to each of the holders of the Series C Stock or holders of the Series D Stock, as applicable, of the new nominee to replace such director, each such Holder shall promptly vote its shares of capital stock of the Company to elect such nominee to the Board of Directors. The Company agrees not to issue, or agree to issue, stock or other voting securities, to any person or entity who would as a result of such issuance become a holder of Series C Stock or Series D Stock unless such person or entity agrees to and becomes a party to the provisions of this Section 6.

                    (c) Series E Directors. So long as 2,000,000 or more shares of Series E or Series E-1 Preferred Stock (voting collectively as a single class) remain outstanding, a majority-in-interest of the holders of such shares will be entitled to appoint 1 director and the Holders and their transferees or assigns shall vote their shares to elect any such appointee. The initial director to be appointed by such holders will be Richard D. Helppie, Jr. Additionally, each holder of at least 2,000,000 shares of Series E and/or Series E-1 Preferred Stock shall have Board observation rights, provide, however, neither General Electric Company nor any of its subsidiaries shall have or acquire board observation rights without the prior written approval of the Company. A majority-in-interest of the holders of such shares (voting collectively as a single class) will be entitled to remove its designated director at any time and from time to time, with or without cause (subject to the Bylaws of the Company as in effect from time to time and applicable law), in their sole discretion, and, after written notice to each of the Holders of the new nominee to replace such director, each such Holder and their permitted transferees or assigns shall promptly vote its shares of capital stock of the Company to elect such nominee to the Board of Directors.

                6.3 No Revocation. The voting provisions contained herein are coupled with an interest and may not be revoked during the term of this Agreement, without the unanimous consent of the parties so bound.

                6.4 Termination. The provisions of this Section 6 shall expire upon the closing of an initial public offering of the Company's capital stock in which all shares of Preferred Stock convert to Common Stock.

        7.      General Provisions.

                7.1 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with but only with the written consent of the Company and the holders of a majority of the shares of the Registrable Securities issued or issuable upon conversion of the Preferred Stock of the Company and majority in interest of Series E Registrable Securities; provided, however, that any amendment to Section 6 shall require the prior written consent of Venrock or Delphi, as the case may be, and no amendment may adversely affect an individual Holder differently than other similarly situated Holders without the consent of such Holder, and provided, further, that no retroactive amendments may be made without the approval of all parties hereto. Any amendment or waiver effected in accordance with this Section 7.1 shall be binding upon each holder of any Registrable Securities at the time outstanding, each future holder of all such securities and the Company.

                7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California without reference to choice of law provisions thereof. In connection with any litigation under this Agreement, the parties hereto waive any right they may otherwise have to request trial by jury.

                7.3 Successors and Assigns. Except as otherwise expressly provided, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties.

                7.4 Severability. In case any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be unenforceable, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                7.5 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon (a) personal delivery or (b) one business day after transmission by facsimile to the other party to be notified with confirmation of receipt or deposit with a nationally recognized overnight courier, or (c) three business days after deposit with the United States Post Office, by first class mail, postage prepaid, addressed: (i) if to the Investors, at the Investors' address as set forth on Exhibit A hereto, or at such other address as the Investors shall have furnished to the Company in writing, or (ii) if to the Company, at its current address or at such other address as the Company shall have furnished to the Investors in writing.

                7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which together shall constitute one instrument.

                7.7 Reorganization. The provisions of this Agreement shall apply to any shares or other securities resulting from any stock split or reverse split, stock dividend, reclassification, subdivision, consolidation or reorganization of any shares or other equity securities of the Company and to any shares or other securities of the Company or of any successor company that may be received by any of the parties hereto by virtue of their respective ownership of any shares of Common Stock or Preferred Stock of the Company.

                7.8 Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                7.9 Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.





       [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY BEEN LEFT BLANK]

        IN WITNESS WHEREOF, this Investors' Rights Agreement has been executed as of the date first above written.


COMPANY:                                    INVESTORS (Entity):

NEOFORMA.COM, INC.

                                            ------------------------------------
                                                 (Printed Entity Name Here)


By:
   --------------------------------------
    Frederick J. Ruegsegger                 By:---------------------------------
    Chief Financial Officer and Secretary


                                            Name:-------------------------------



                                            Title:------------------------------


                                            INVESTORS (Individual):



                                            ------------------------------------
                                            Signature Here



                                            ------------------------------------
                                            Printed Name Here







                      [SIGNATURE PAGE TO SECOND AMENDED AND
                      RESTATED INVESTORS' RIGHTS AGREEMENT]

                               FIRST AMENDMENT TO
                          SECOND AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT


        This First Amendment (this "Amendment") to the Second Amended and Restated Investors' Rights Agreement is made and entered into as of November __, 1999 by and among Neoforma.com, Inc., a Delaware corporation (the "Company"), and investors in the Company listed on Exhibit A attached hereto (the "Investors").


                                 R E C I T A L S



        A. The Company and the Investors are parties to the Second Amended and Restated Investors' Rights Agreement (the "Investors' Rights Agreement") dated as of October 14, 1999 pursuant to which the Investors have certain information rights, registration rights and rights of first offer with respect to new issuances of the Company's securities. All capitalized terms not defined herein have the same meanings as set forth in the Investors' Rights Agreement.


        B. Pursuant to the Settlement Agreement and Release of Claims (the "Settlement Agreement"), dated as of November 11, 1999, by and among Fisher Scientific International, Inc. ("Fisher"), the Company and Daniel A. Eckert ("Eckert"), the Company has agreed to issue to Fisher 176,057 shares of the Company's Series E Preferred Stock at a purchase price of $5.68 per share (the "Purchase Shares").


        C. The parties to the Investors' Rights Agreement desire to amend clause
(b) of Section 5.1 of the Investors' Rights Agreement so as to exclude from the definition of "New Securities" the Purchase Shares to Fisher.


        D. Pursuant to Section 7.1 thereof, the Investors' Rights Agreement may be amended with the written consent of the Company and the holders of a majority of shares of the Registrable Securities issued or issuable upon conversion of the Preferred Stock of the Company and a majority in interest of Series E Registrable Securities.


        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

        1. AMENDMENT. The Investors' Rights Agreement is hereby amended as follows:

               (a) clause (b) of Section 5.1 of the Investors' Rights Agreement is hereby deleted in its entirety and in its place the following text is inserted: ""NEW SECURITIES" shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; excluding (i) the Shares purchased under the Purchase Agreement or the Conversion Stock thereof, (ii) securities offered pursuant to an initial public offering, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization as approved by the Board of Directors, (iv) all shares of scientific advisors or consultants of the Company pursuant to any employee or consultant stock offering, plan or arrangement approved by the Board of Directors, (v) all shares of Common Stock or other securities hereafter issued in connection with or as consideration for acquisition or licensing of technology approved by the Board of Directors, (vi) all shares of Common Stock issuable upon conversion of the Preferred Stock,
(vii) all shares of Common Stock or other securities issued in connection with bank loans, equipment leasing or equipment financing arrangements, as approved by the Board of Directors, (viii) all securities of the Company issued or issuable upon exercise of warrants to acquire the Company's capital stock outstanding on October 14, 1999, and (ix) all shares of Series E Preferred Stock issued to Fisher Scientific International, Inc. ("FISHER") in connection with that certain Settlement Agreement dated November 11, 1999 by and among the Company, Fisher and Daniel Eckert and all shares of Common Stock issued upon conversion of such Series E Preferred Stock.

               (b) Except as so amended, the Investors' Rights Agreement remains in full force and effect.

        2.     GENERAL PROVISIONS.

               2.1 Governing Law. This Amendment shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

               2.2 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the undersigned parties hereto have executed this Amendment as of the date and year first above written.


THE COMPANY:                              INVESTOR (Entity)


Neoforma.com, Inc.
a Delaware Corporation                    ______________________________________
                                          (Print Entity Name Here)


By:_____________________________________  By:___________________________________
   Frederick J. Ruegsegger
   Chief Financial Officer and Secretary

                                          Name:_________________________________

                                          Title:________________________________



                                          INVESTORS:  (Individual)

                                          ______________________________________
                                          Signature Here



                                          ______________________________________
                                          Print Name Here


EXHIBITS

Exhibit A:   List of Investors




        [SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                                    EXHIBIT A


                                LIST OF INVESTORS